EXHIBIT 10.11

AMENDMENT NO. 2
TO THE
PACIFICORP
EXECUTIVE VOLUNTARY DEFERRED COMPENSATION PLAN

This Amendment No. 2 to the PacifiCorp Executive Voluntary Deferred Compensation Plan (“Plan”) shall be effective as of January 1, 2013.

The purpose of this Amendment is to provide that members of the Advisory Boards (as defined in Section 1.18 the Plan prior to the adoption of this Amendment) are no longer eligible to participate in the Plan (no individual has participated in the past as an Advisory Board member).

1.	Section 1.07, definition of “Compensation”, is hereby amended by substituting the following in place thereof:

“1.07 'Compensation' means Base Salary, performance awards and annual incentive bonuses (other than Employer long term incentive awards). Inclusion of any other forms of compensation is subject to approval by the Employer.”

2.	Section 1.18, definition of “Participant”, is hereby amended by substituting the following in place thereof:

“1.18 'Participant' means an Employee of the Employer who has met the eligibility requirements of Section 2.01 and who has accrued a benefit under the Plan.”

3.	Section 2.01, entitled “Participant Designated”, is hereby amended by substituting the following in place thereof:

“2.01 Participant Designated. The Chairman of the Board of Directors of the Employer shall designate and approve the Employees who are eligible to participate in the Plan, such designation to be either by name, job title or other classification. The Chairman may also notify any Participant that he or she is no longer eligible to make future deferrals into the Plan. Such termination of eligibility shall be effective for Compensation earned after December 31 following such written notification to the individual. However, until final distribution has been made to such person from his or her Accounts, for all other purposes under the Plan, the person shall still be considered a Participant.”

IN WITNESS WHEREOF, PacifiCorp has caused this instrument to be signed by its duly authorized officer on this 16th day of October, 2012.

PACIFICORP

By:	/s/ Gregory E. Abel
Gregory E. Abel
Chairman